As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROPOLIS AI ROBOTICS

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Warehouse 1, Dar Alkhaleej Building

Dubai Production City, Dubai, UAE

(Address of principal executive offices, including zip code)

Micropolis AI Robotics 2026 Equity Incentive Plan

(the “2026 Equity Incentive Plan”)

(Full title of the plan)

MPOLIS LLC

16192 Costal Highway

Lewes, Delaware 19958, County of Sussex

+1-510-344-2323

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place

Central, Hong Kong SAR

Telephone: +1 310-728-5129

Facsimile: +852-3923-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register 5,233,267 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) reserved and available for issuance pursuant to the Micropolis AI Robotics 2026 Equity Incentive Plan adopted by the Board of Directors of the Company (the “2026 Equity Incentive Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2026 Equity Incentive Plan adopted by the Board of Directors of the Company as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Micropolis AI Robotics (the “Registrant”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission’s Web site is “http://www.sec.gov”. The following documents are incorporated by reference in this Registration Statement:

(a) The Company’s latest Annual Report on Form 20-F  for the fiscal year ended December 31, 2024, filed with the Commission on May 8, 2025,

(b) The Company’s Current Reports on Form 6-K furnished to the Commission on March 11, 2025, June 9, 2025, September 2, 2025, September 24, 2025; October 16, 2025; October 23, 2025; October 31, 2025; November 21, 2025; November 25, 2025; December 1, 2025; and December 4, 2025; and

(c) The description of the Company’s ordinary shares contained in Item 1 of the registration statement on Form 8-A12B  (File No. 001-42550) filed with the Commission on March 6, 2025.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, reports on Form 6-K furnished by the Company to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association as conditionally adopted by special resolution passed on 12 February 2025 with effect from 6 March 2025, we may indemnify each existing or former director, secretary and other officers of the company and their personal representatives against:

●	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director, secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s, secretary’s or officer’s duties, powers, authorities or discretions; and

●	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director, secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Registrant or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director, secretary or officer, however, shall be indemnified in respect of any matter arising out of his own fraud, dishonesty or wilful default.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.1 and Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333- 276231), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the UAE.

Micropolis AI Robotics

Date: February 27, 2026	By:	/s/ Fareed Aljawhari
Fareed Aljawhari
Chief Executive Officer and Director

Date: February 27, 2026	By:	/s/ Dzmitry Kastahorau
Dzmitry Kastahorau
Chief Financial Officer
(Principal Accounting and Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Fareed Aljawhari and Mr. Dzmitry Kastahorau, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fareed Aljawhari	Chief Executive Officer and Director	February 27, 2026
Fareed Aljawhari	(Principal Executive Officer)

/s/ Dzmitry Kastahorau	Chief Financial Officer	February 27, 2026
Dzmitry Kastahorau	(Principal Financial and Accounting Officer)

/s/ Saken Saryyev	Director	February 27, 2026
Saken Saryyev

/s/ Marwan Al Sarkal	Independent Director	February 27, 2026
Marwan Al Sarkal

/s/ Peter Balint	Independent Director	February 27, 2026
Peter Balint

/s/ Alun Richards	Independent Director	February 27, 2026
Alun Richards

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on February 27, 2026.

Authorized U.S. Representative MPOLIS LLC

By:	/s/ Grigorii Trubkin
Name:	Grigorii Trubkin
Title:	Manager

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Ogier
10.1	2026 Equity Incentive Plan
23.1	Consent of TAAD LLP
107	Calculation of Fee Table